POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that I, John Angelo, hereby constitute and appoint Forest Wolfe, Stephen Older, Thomas Conaghan and Christine Corkran, and each of  them, my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for me and in my name, place and stead, to sign any Schedules 13D or 13G, reports on Form 3 (Initial Statement of Beneficial Ownership of Securities), Form 4 (Statement of Changes in Beneficial Ownership of Securities) and Form 5 (Annual Statement of Beneficial Ownership of Securities) relating to holdings of and transactions by me in common stock or other securities of AG Mortgage Investment Trust, Inc. and all amendments thereto, and to file the same, together with this power of attorney, with the Securities and Exchange Commission and the appropriate securities exchange, granting unto said attorneys-in-fact and agents, and each of them, or their substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.  This Power of Attorney shall be effective until such time as I deliver a written revocation thereof to the above-named attorneys-in-fact and agents.

Dated: June 29, 2011                                                                           /s/ John Angelo
John Angelo